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                                                                          EXHIBIT 11
                   SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
                  Computation of Net Loss Per Common Share (Unaudited)
                          (In thousands, except per share data)
                                                                             First Quarter Ended
                                                                           ------------------------
                                                                            April 2        April 3
                                                                              1995           1994
                                                                           ---------      ---------
Primary
- -------
Loss before extraordinary item                                             ($23,009)      ($12,821)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $0 and $843, respectively                                 -         (1,265)
                                                                           ---------      ---------
Net loss                                                                   ($23,009)      ($14,086)
                                                                           =========      =========
Shares:
  Weighted average common shares outstanding                                 98,874         98,482

  Weighted average shares of restricted
    stock outstanding                                                           856            892

  Additional shares assuming exercise of stock options                        1,381          2,314

  Weighted average common shares and common                                ---------      ---------
    share equivalents outstanding - primary                                 101,111        101,688
                                                                           =========      =========
Loss before extraordinary item                                               ($0.23)        ($0.13)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                                              -          (0.01)
                                                                           ---------      ---------
Primary net loss per common share                                            ($0.23)        ($0.14)
                                                                           =========      =========

Assuming Full Dilution
- ----------------------

Loss before extraordinary item                                             ($23,009)      ($12,821)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit of $0 and $843, respectively                                 -         (1,265)
                                                                           ---------      ---------
Net loss                                                                   ($23,009)      ($14,086)
                                                                           =========      =========

Shares:
  Weighted average common shares outstanding                                 98,874         98,482

  Weighted average shares of restricted
    stock outstanding                                                           856            892

  Additional shares assuming exercise of stock options                        1,407          2,322

  Weighted average common shares and common                                ---------      ---------
    share equivalents outstanding - fully diluted                           101,137        101,696
                                                                           =========      =========
Loss before extraordinary item                                               ($0.23)        ($0.13)

Extraordinary loss from early extinguishment of debt,
  net of tax benefit                                                              -          (0.01)
                                                                           ---------      ---------
Fully diluted net loss per common share                                      ($0.23)        ($0.14)
                                                                           =========      =========

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